UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Rd., #322, San Diego, CA 92130

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (858) 800-2543

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DRMA	The Nasdaq Stock Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒ Emerging growth company

☒ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 8, 2023, Dermata Therapeutics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The matters voted on at the Special Meeting were: (1) the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”) and (2) the approval of the adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

At the Special Meeting, both of the matters voted on were approved, based upon an aggregate of 12,321,848 shares of Common Stock outstanding as of December 28, 2022, which was the record date for the Special Meeting. The final voting results were as follows:

Proposal No. 1:  The Reverse Stock Split Proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions
7,622,928	135,481	39,669

Proposal No. 2:  The Adjournment Proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions
7,681,932	87,554	28,592

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Date: February 8, 2023	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

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